Exhibit 99.1

News
For Immediate Release

Delaware Court of Chancery Issues Opinion in Connection with El Paso Corporation’s Pending Transaction with Kinder Morgan, Inc.

HOUSTON, TEXAS, March 1, 2012 — In a memorandum opinion, dated February 29, 2012, the Delaware Court of Chancery denied plaintiffs’ motion for a preliminary injunction to enjoin the shareholder vote scheduled for March 6, 2012 in In re El Paso Corporation Shareholder Litigation, Case No. 6949-CS. The Delaware Court of Chancery found that plaintiffs had demonstrated a probability of success on the merits and irreparable injury, but denied the injunction after balancing the hardships. The full text of the opinion is available on El Paso’s website at investor.elpaso.com.

El Paso Corporation (NYSE: EP) believes that the Delaware Chancery Court made the right decision by allowing the shareholders of El Paso to decide for themselves whether they wish the merger with Kinder Morgan to go forward.  El Paso respectfully disagrees, however, with certain of the preliminary findings contained in the Court’s opinion, and expects to have the opportunity to more fully respond to those findings in future proceedings.

About El Paso

El Paso Corporation provides natural gas and related energy products in a safe, efficient and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent oil and natural gas producers and an emerging midstream business.  For more information, visit www.elpaso.com.

Contacts

Media Relations
Bruce Connery (713) 420-5855
Richard Wheatley (713) 420-6828

Investor Relations
Bruce Connery (713) 420-5855
Bill Baerg (713) 420-2906

Important Additional Information Filed With The SEC

Kinder Morgan, Inc. (“KMI”) has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transactions contemplated by the Merger Agreement, including a definitive Information Statement/Prospectus of KMI and a definitive Proxy Statement of El Paso Corporation (“EP”). The Registration Statement was declared effective by the SEC on January 30, 2012. Post-effective amendments to the Registration

Statement were filed on February 27, 2012 and on March 1, 2012.  KMI and EP mailed the definitive Information Statement/Prospectus of KMI and definitive Proxy Statement of EP on or about January 31, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KMI OR EP, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov or by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000	1001 Louisiana Street
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
E-mail:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants In The Solicitation

KMI and EP, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding KMI’s directors and executive officers is contained in the Information Statement/Proxy Statement/Prospectus and KMI’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding EP’s directors and executive officers is contained in EP’s Form 10-K for the year ended December 31, 2011 and its proxy statement dated March 29, 2011, which are filed with the SEC. A more complete description is available in the Registration Statement and the Information Statement/Proxy Statement/Prospectus.

Safe Harbor For Forward-Looking Statements

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop-down of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the EP Energy Sale and the proposed transactions contemplated by the Merger Agreement; the ability to obtain the requisite regulatory and shareholder approvals and the satisfaction of other conditions to consummation of the transaction; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s and EP’s Annual Reports on Form 10-K for the year ended December 31, 2011 and their most recent Exchange Act reports filed with the SEC. Except as required by law, KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.